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                                 Exhibit (11)

                       Consent of Deloitte & Touche LLP,
                           independent auditors for
                            Rydex Series Trust





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                                                          EXHIBIT 11



        INDEPENDENT AUDITORS  CONSENT

        Rydex Series Trust

        We consent to the incorporation by reference in this Post-Effective Amendment to Rydex Series Trust's Registration Statement of our report dated May 15, 1997, appearing in the Trust's Report to Shareholders - March 31, 1997 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


        /s/ DELOITTE & TOUCHE LLP
        DELOITTE & TOUCHE LLP
        Princeton, New Jersey
        July 28, 1997

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